Exhibit 4.2

THE ROYAL BANK OF SCOTLAND PLC
as Issuer,

THE ROYAL BANK OF SCOTLAND N.V.
(f/k/a ABN AMRO BANK N.V.)
as Original Issuer,

and

THE ROYAL BANK OF SCOTLAND GROUP PLC
as Guarantor,

RBS HOLDINGS N.V.
(f/k/a ABN AMRO HOLDING N.V.)
as Original Guarantor,

CITIBANK, N.A.
as Securities Administrator,

and

WILMINGTON TRUST COMPANY
as Trustee

FIRST SUPPLEMENTAL INDENTURE
to
INDENTURE

Dated as of September 15, 2006

ABN AMRO BANK N.V.,
as Issuer,

ABN AMRO HOLDING N.V.,
as Guarantor,

CITIBANK, N.A.
as Securities Administrator,

and

WILMINGTON TRUST COMPANY
as Trustee

Linklaters LLP 1345 Avenue of the Americas New York, NY 10105
Telephone (+1) 212 903 9000
Facsimile (+1) 212 903 9100

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”) dated as of December 7, 2012, among The Royal Bank of Scotland N.V., a public limited company incorporated under the laws of the Netherlands (formerly known as ABN Amro Bank N.V.) (the “Original Issuer”), The Royal Bank of Scotland plc, a public limited liability company incorporated under the laws of Scotland (the “Issuer”), RBS Holdings N.V., a public limited liability company incorporated under the laws of the Netherlands (formerly known as ABN Amro Holding N.V.) (the “Original Guarantor”), The Royal Bank of Scotland Group plc, a public limited liability company incorporated under the laws of Scotland (the “Guarantor”), Citibank N.A, as securities administrator (the “Securities Administrator”), and Wilmington Trust Company, as trustee (the “Trustee”).

Capitalized terms used herein and not otherwise defined have the meanings assigned to those terms in the Base Indenture (as defined below), unless the context otherwise requires.

WITNESSETH:

WHEREAS, the Original Issuer and the Original Guarantor have executed and delivered to the Trustee an Indenture, dated as of September 15, 2006 (the “Base Indenture”), to provide for the issuance of the Original Issuer’s Securities and the Original Guarantor’s Guarantee;

WHEREAS, Section 9.01 of the Base Indenture provides that any Person which acquires by sale, lease or conveyance substantially all the assets of the Issuer or the Guarantor (if other than the Issuer or the Guarantor) shall be incorporated under the law of, among other jurisdictions, a member state of the European Union and shall expressly assume the due and punctual payment of the principal of and interest on all the Securities, if any, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Base Indenture to be performed and observed by the Issuer or the Guarantor, by supplemental indenture satisfactory to the Trustee and the Securities Administrator, executed and delivered to the Trustee and the Securities Administrator by such legal entity, and the Issuer, the Guarantor, such Person or such successor legal entity shall not, immediately after such sale, lease or conveyance, be in default in the performance of any such covenant or condition;

WHEREAS, Section 8.01(b) of the Base Indenture permits the Issuer and the Guarantor to enter into a supplemental indenture to evidence the succession of another corporation to the Issuer or the Guarantor, as the case may be, and the assumption pursuant to Article 9 of the Base Indenture by the successor corporation of the due and punctual payment of the principal and interest on the Securities, if any, according to their tenor, and the due and punctual performance and observance of all of the covenants, agreements, conditions and obligations to be performed or observed by the Issuer or the Guarantor, as the case may be, under the Base Indenture and the other documents related thereto (together, the “Indenture Obligations”);

WHEREAS, the Issuer and the Guarantor have furnished the Trustee and the Securities Administrator with an Officer’s Certificate, a Guarantor’s Officer’s Certificate and an Opinion of Counsel pursuant to Section 8.04 of the Base Indenture stating that this First Supplemental Indenture executed pursuant to Article 8 of the Base Indenture complies with the applicable provisions of the Base Indenture;

WHEREAS, the Original Issuer and the Original Guarantor have requested that the Trustee and the Securities Administrator execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, have been done and performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects; and

NOW THEREFORE, with respect to the Securities and the Guarantee issued under the Indenture prior to, on or after the date hereof, the  Original Issuer, Original Guarantor, Issuer, Guarantor, Securities Administrator and the Trustee mutually covenant and agree as follows:

ARTICLE 1

ASSUMPTION OF INDENTURE OBLIGATIONS AND CONFIRMATION OF GUARANTEE

Section 1.1                      Assumption of Indenture Obligations. Pursuant to Section 9.01 of the Base Indenture, the Issuer hereby expressly assumes, as of the Effective Date (as defined below), all of the Indenture Obligations.  The Issuer assumes, as of the Effective Date, from the Original Issuer the obligation to make due and punctual payment of the principal of and interest on all the Securities, if any, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Base Indenture to be performed or observed by the Original Issuer.

Section 1.2                      Confirmation of Guarantee.  The Guarantor expressly assumes, as of the Effective Date, all of the Indenture Obligations. The Guarantor assumes, as of the Effective Date, from the Original Guarantor the obligation to make due and punctual payment of the principal of and interest on all the Securities, if any, according to their tenor and in accordance with the terms of the Guarantee, and the due and punctual performance and observance of all of the covenants and conditions of the Base Indenture to be performed or observed by the Original Guarantor.  The Guarantor further confirms that its Guarantees as Guarantor under the Indenture shall apply to the obligations of the Issuer under the Indenture.

Section 1.4    Notices.  The address to which notifications to the Issuer or the Guarantor by the Trustee, the Securities Administrator or by any Holder shall be sent pursuant to Section 11.04 of the Base Indenture shall be RBS Gogarburn, P.O. Box 1000, Edinburgh, EH12 1HQ (Attention: Group Secretariat) or at any other address which may be furnished in writing to the Trustee and the Securities Administrator by the Issuer or the Guarantor.

ARTICLE 2

MISCELLANEOUS

Section 2.1    Relation to Indenture.  This First Supplemental Indenture constitutes an integral part of the Indenture.

Section 2.2    Severability.  In case any provision of this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.3     Headings.  The Article and Section headings of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Second Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 2.4    Governing Law.  This First Supplemental Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

Section 2.5     Counterparts.  This First Supplemental Indenture may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.  Facsimile, .pdf or other electronic signatures on counterparts of this First Supplemental Indenture shall be deemed original signatures with all rights accruing thereto.

Section 2.6    Concerning the Trustee and the Securities Administrator. Neither the Trustee nor the Securities Administrator assumes any responsibility for the correctness of the recitals contained herein.  In entering into this First Supplemental Indenture the Indenture Trustee and the Securities Administrator shall be entitled to the benefit of every provision of the Indenture limiting the liability of or affording rights, benefits, protections, immunities or indemnities to the Indenture Trustee or the Securities Administrator, as applicable, as if they were set forth herein mutatis mutandis.

Section 2.7    Effective Date. This First Supplemental Indenture shall take effect as of December 10, 2012 (the “Effective Date”) and shall have no effect prior to such date.

 [Signature page follows]

In witness whereof, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.

THE ROYAL BANK OF SCOTLAND PLC, as Issuer

By:	/s/ Michael Geslak
	Name:	Michael Geslak
	Title:	Authorized Signatory

RBS N.V., as Original Issuer
By:	/s/ Michael Geslak
	Name:	Michael Geslak
	Title:	Authorized Signatory

[Signature Page to First Supplemental Indenture]

THE ROYAL BANK OF SCOTLAND GROUP PLC, as Guarantor
By:	/s/ Michael Geslak
	Name:	Michael Geslak
	Title:	Authorized Signatory

RBS HOLDINGS N.V., as Original Guarantor
By:	/s/ Michael Geslak
	Name:	Michael Geslak
	Title:	Authorized Signatory

[Signature Page to First Supplemental Indenture]

CITIBANK, N.A., as Securities Administrator

By:	/s/ Wafaa Orfy
	Name:	Wafaa Orfy
	Title:	Vice President

[Signature Page to First Supplemental Indenture]

WILMINGTON TRUST COMPANY, as Trustee
By:	/s/ Michael G. Oller, Jr
	Name:	Michael G. Oller, Jr.
	Title:	Assistant Vice President

[Signature Page to First Supplemental Indenture]